SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 — Entry into a Material Definitive Agreement

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2008, the Compensation Committee of the Board of Aspen Insurance Holdings Limited (the ‘‘Company’’ and the ‘‘Compensation Committee’’) approved an amendment to Brian Boornazian’s service agreement to include a clause in respect of change of control. Mr. Boornazian serves as the Company’s Head of Reinsurance and is President of Aspen Re America, Inc. Senior executives reporting to the chief executive officer of the Company have service agreements that are consistent in their principal terms, including with respect to change-of-control provisions; however, this clause was not included in Mr. Boornazian’s original service agreement. The Compensation Committee has approved the clause described below in order to bring Mr. Boornazian’s service agreement in line with those of other senior executives. Mr. Boornazian’s amendment to his service agreement will be included in the annual report on Form 10-K to be filed.

The clause provides as follows:

•	If the employee is terminated solely by reason of the liquidation of any Aspen company for the purposes of amalgamation or reconstruction or as part of any arrangement for the amalgamation of the undertaking of such company not involving liquidation (in each case, other than a change in control) and the employee shall be offered employment with the amalgamated or reconstructed company on the same terms as the terms of the agreement, the employee shall have no claim against the company or any other Aspen company in respect of the termination of his employment by the company; and

•	If the employee is terminated without cause or resigns for good reason in the six-month period prior to a change in control or the two-year period after a change in control, in addition to the previously agreed benefits, all share options and other equity-based awards granted to the executive during the course of the agreement shall immediately vest and remain exercisable in accordance with their terms.

Section 5 — Corporate Governance and Management

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2008, the Compensation Committee approved bonus compensation and salary increases for certain executive officers. The Compensation Committee based its decisions on a review of personal performance and the performance of the Company in the past year. The Company intends to provide additional information regarding the compensation awarded to the Named Executive Officers in respect of and during the year ended December 31, 2007 in the annual report on Form 10-K.

The Compensation Committee approved the following compensation with respect to the Company’s Named Executive Officers:

	2008 Salary(1)		2007 Bonus
Christopher O’Kane, Chief Executive Officer	$886,365	(2)	$1,501,350	(3)
Julian Cusack, Chief Financial Officer (until April 30, 2007)	$440,000		$625,000
Richard Houghton, Chief Financial Officer (effective April 30, 2007)	$650,001	(2)	$500,450	(3)
Stuart Sinclair, Chief Operating Officer	$787,880	(2)	$800,720	(3)
Brian Boornazian, Head of Reinsurance and President of Aspen Re America	$470,000		$800,000
James Few, Head of Property Reinsurance	$450,000		$725,000

(1)	Effective as of April 1, 2008.

(2)	The 2008 salary for each of Messrs. O’Kane, Houghton and Sinclair will be paid in British Pounds. To provide comparability, we have converted such amounts to U.S. dollars using the conversion rate of $1.9697 to £1 (which is the January 2008 monthly average conversion rate).

(3)	The 2007 bonus amounts for each of Messrs. O’Kane, Houghton and Sinclair will be paid in British Pounds and have been converted to U.S. dollars using the conversion rate of $2.0018 to £1, the average rate of exchange for the year ended December 31, 2007. Part of Mr. Houghton’s bonus represents a minimum guaranteed bonus of £200,000, as part of his employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)
Dated: February 11, 2008	By: /s/ Richard Houghton
Name: Richard Houghton
Title: Chief Financial Officer